UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2016

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of David L. Bartlett

On January 15, 2016, David L. Bartlett retired as President and Chief Banking Officer of the Company and as Director of the Company and Simmons First National Bank. While Mr. Bartlett has agreed to make himself available for consultation as requested, he has elected not to enter into any formal relationship with the Company for continued service.

Item 8.01	Other Events.

On January 20, 2016, the Board of Directors of Simmons First National Corporation (the “Company”) appointed Patrick A. Burrow to the position of Corporate Secretary. Mr. Burrow also serves as Executive Vice President and General Counsel. J. Burton “Burt” Hicks, who previously served as Corporate Secretary, will assume the position of senior vice president and chief operating officer of wealth management and specialty lending in Simmons First National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: January 20, 2016	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer